Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT

Minaxi Patel

Synopsys, Inc.

650-584-1901

Synopsys Corrects Full-Year Fiscal 2005

GAAP Earnings Target and Confirms and Updates First Quarter of Fiscal

2005 Financial Targets

MOUNTAIN VIEW, Calif. January 10, 2005 — Synopsys, Inc. (Nasdaq:  SNPS) today corrected its generally accepted accounting principles (GAAP) earnings per share target for fiscal 2005, previously disclosed in its December 1, 2004 earnings release, to include estimated amortization of intangible assets for the full fiscal year, which was inadvertently not fully reflected in the prior target. The revised target supersedes all full-year fiscal 2005 GAAP earnings per share targets previously given by Synopsys. All other full-year fiscal 2005 targets disclosed in the December 1, 2004 release are unchanged.

Synopsys also confirmed and updated its financial targets for the first quarter of fiscal 2005, tightening its revenue and earnings per share target ranges.  Synopsys raised the bottom end of its revenue target range by $4 million, making the new range $237 to $243 million, and raised the bottom end of its non-GAAP earnings per share target range by $0.02 per share, making the new range $0.05 to $0.07 per share.

The Company’s updated targets for the first quarter and full-year fiscal 2005, including the correction described above, are as follows:

First Quarter of Fiscal 2005 Targets

•                  Revenue:  $237 million - $243 million

•                    Non-GAAP expenses:  $223 million - $233 million

•                    GAAP expenses: $264.5 million - $277 million

•                    Other income and expense:  $(1.5) million - $1.5 million

•                    Fully diluted outstanding shares:  144 million - 152 million

•                    Tax rate applied in net income calculations:  31%

•                    Non-GAAP earnings:  $0.05 - $0.07 per share

•                    GAAP earnings: $(0.15) - $(0.12) per share

•                    Revenue from backlog:  over 90% of revenue

Full-Year Fiscal 2005 Targets

•                    Revenue:  $930 million - $980 million

•                    Fully diluted outstanding shares:  144 million - 152 million

•                    Tax rate applied in net income calculations:  31%

•                    Non-GAAP earnings:  $0.22 - $0.32 per share

•                    GAAP earnings: $(0.32) - $(0.21) per share

GAAP Reconciliation

Non-GAAP earnings per share consist of GAAP earnings per share excluding, to the extent incurred in a particular quarter or fiscal year, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and facilities and workforce realignment charges. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-installed base/relationships, trademarks and tradenames, covenants not to compete, customer backlog and other intangibles.  Non-GAAP earnings per share are reduced by the amount of additional taxes that Synopsys would accrue if it used non-GAAP results instead of GAAP results to calculate Synopsys’ tax liability.

Synopsys’ management evaluates and makes operating decisions primarily based on the bookings and revenues of its core software and services business operations and the direct, ongoing and recurring costs of those operations such as cost of revenues and research and development, sales and marketing and general and administrative expenses.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and facilities and workforce realignment charges are ordinary, ongoing and recurring operating charges for Synopsys’ core software and services business operations.  Therefore, management calculates the non-GAAP financial measures used in this release excluding these charges and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations.  Management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP target operating results for the periods indicated below:

Non-GAAP Target Expenses Reconciliation	Range for Three Months
(in thousands)	Ending January 31, 2005
	Low	High
GAAP target expenses	$264,500	$277,000
Estimated impact of in-process research and development charge	(6,500)	(7,500)
Estimated impact of amortization of intangible assets and deferred stock compensation	(35,000)	(36,500)
Non-GAAP target expenses	$223,000	$233,000

Information regarding Target Earnings Per Share	Range for Three Months
	Ending January 31, 2005
	Low	High

GAAP target loss per share	$(0.15)	$(0.12)
Estimated impact of in-process research and development charge, net of tax	0.03	0.03
Estimated impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	0.17	0.16
Non-GAAP target earnings per share	$0.05	$0.07

Shares used in calculation (midpoint of target range)	148,000	148,000
(in thousands)

Information regarding Target Earnings Per Share	Range for Fiscal Year
	Ending October 31, 2005
	Low	High

GAAP target earnings per share	$(0.32)	$(0.21)
Estimated impact of in-process research and development charge, net of tax	0.03	0.03
Estimated impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	0.51	0.50
Non-GAAP target earnings per share	$0.22	$0.32

Shares used in calculation (midpoint of target range)	148,000	148,000
(in thousands)

Effectiveness of Information

The targets included in this release represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this release will remain available on Synopsys’ website through the date of Synopsys’ first quarter earnings call in February 2005, its continued availability through such date does not mean that Synopsys is reaffirming or confirming its continued validity.  Synopsys does not currently intend to report further on its progress during the first quarter of fiscal 2005 or comment to analysts or investors on, or otherwise update, the targets given in this release until it releases such results in February 2005.  Furthermore, Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release whether as a result of new information, future events or otherwise unless required by law.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding target financial results in the second paragraph of this release and the sections entitled “First Quarter of Fiscal 2005 Targets,” “Full-Year Fiscal 2005 Targets” and “GAAP Reconciliation” constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including but not limited to the risk of:

•                  continued weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  lower-than-anticipated new IC design starts;

•                  competition in the market for Synopsys’ products and services;

•                  failure to continue to improve Synopsys’ existing products;

•                  failure to successfully develop additional intellectual property blocks for Synopsys’ IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the ongoing integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  adverse variations from currently projected customer payment terms; and

•                  continued downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending January 31, 2005 and earnings per share on a GAAP basis for full-year fiscal 2005 could differ materially from the targets stated in the second paragraph of this release and in the sections entitled “First Quarter of Fiscal 2005 Targets” and “Full-Year Fiscal 2005 Targets” above for a number of reasons, including (i) completion of the purchase accounting for Synopsys’ acquisition transactions completed in the first quarter of fiscal 2005; (ii) a determination by Synopsys that any portion of its intangible assets have become impaired, (iii) changes in deferred stock compensation expenses caused by employee terminations, and (iv) integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with future acquisitions, if any.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission, and which are available at www.sec.gov, specifically the section contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the third quarter of fiscal 2004 filed with the Commission on September 14, 2004 entitled “Factors That May Affect Future Results.”

#######

Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.